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                                                                EXHIBIT 10(a)(2)


                                 FIRST AMENDMENT

                                     TO THE

                            FLOWERS INDUSTRIES, INC.

                           ANNUAL EXECUTIVE BONUS PLAN


         THIS AMENDMENT to the Flowers Industries, Inc. Annual Executive Bonus Plan (the "Plan") is made as of the 29th day of June, 1997, to be effective on said date.

         Pursuant to Section 9 of the Plan, the Compensation Committee hereby amends the Plan as follows, subject to the approval of said amendment by a majority of the Company's shareholders present or represented at the next annual meeting thereof.

                                       I.

         Section 2(c) of the Plan is hereby amended by inserting the following provision before the last sentence thereof:

         "Notwithstanding the foregoing, the Compensation Committee may determine that a goal other than EPS is appropriate for certain executives whose responsibilities pertain more specifically to discrete elements of the Company's business; in such cases, the Committee may prescribe a goal based on the performance of a product group, division, subsidiary or other management reporting unit, or any combination of the above."

                                       II.

         Section 2(c) of the Plan is further amended by changing the amount "$750,000" to "$1,500,000," in the last line of said section.

                                      III.

         Section 3 of the Plan is amended by deleting the first sentence thereof and replacing it with the following sentence:

         "The Bonus shall be paid to all Participants no later than 90 days after the close of the Plan Year, in cash, unless the Participant has made a valid election to defer said Bonus pursuant to the terms of any applicable deferred compensation plan maintained by the Company."



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                                       IV.

         Section 5 of the Plan is amended by adding the phrase "without approval of the Company's shareholders" to the end of the third sentence of said section.

         IN WITNESS WHEREOF, the Company has caused the Plan to be amended as provided above.

                                    FLOWERS INDUSTRIES, INC.





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